Angstrom Technologies Corp goes Green Computing

Angstrom announces the successful completion of a merger to provide “green computing” solutions for the billion-dollar server market.

April 9, 2008 Angstrom Technologies Corp. (the “Company” or “Angstrom”) [NASDAQ OTCBB: ANGS.OB] announces today the completion of the successful merger with Angstrom Microsystems Inc., a Green computing solutions company. Following completion of the merger, Angstrom intends to officially change its name to “Angstrom Microsystems Corp.” to properly reflect its new business direction.

Angstrom Microsystems Inc. specializes in Green computing solutions, providing blade servers and workstations uniquely designed for the energy-hungry datacenter sector. Angstrom provides software-based acceleration to significantly reduce the number of machines required to perform a given task. Angstrom combines this technology with novel cooling techniques to further reduce energy consumption in the datacenter. Fewer machines for the same performance coupled with less cooling power required per machine results in a more energy-efficient datacenter.

Alpha Pang, current CEO of Angstrom Technologies Corp., states “I am excited in the new direction our company will take with this merger. We believe we are now able to move the company forward in a positive direction to help create shareholder value. The server market alone is a several-billion-dollar industry; the fact that we believe Angstrom Microsystems Inc., addresses a bourgeoning problem within this industry offers even more value and opportunity to our company. I am therefore happy to pass the reins on to Angstrom Microsystems Inc.’s founder Mr. Lalit Jain, as the new CEO of ANGS.OB to lead Angstrom into a new future”. Mr. Jain is an alumnus of MIT and brings with him numerous years of experience in this sector, as well as over $50 million in revenues since Angstrom Microsystems Inc.’s inception.”

“I am excited by this opportunity to lead this company and hope to enhance shareholder value by adding Angstrom’s powerful energy-saving solutions. With energy prices soaring to record levels and energy consumption surging throughout the world, Angstrom reduces energy usage in the datacenter to do more with less,” said Lalit Jain, CEO of Angstrom Microsystems Inc. “Going green used to mean spending more of your hard earned ‘green.’ However, using Angstrom solutions is an environmentally-conscious way to save your ‘green’ from day one!”

Contact Information:

Lalit Jain

Chief Executive Officer

25 Drydock Ave. 7th floor

Boston, MA 02210

Tel:  +1.617.695.0137, Ext: 11

Email: sales@angstrom.com

Website: http://www.angstrom.com

About Angstrom Microsystems Inc. (www.angstrom.com)
Angstrom is one of the top Green computing companies, providing technology solutions ranging from liquid-cooled blades to acceleration software in order to help reduce the power requirements of datacenters.  Its customers include Rhythm & Hues, Fox Films, Tippett Studios and the National Institutes of Health. Angstrom has earned a reputation for quality, service, and engineering innovation in the AMD Opteron market. Angstrom has the world’s only quad-capable GPU blades running Nvidia™ cards. See Angstrom Microsystems in the end credits of Blue Sky Studios “Ice Age: The Meltdown.” [NTD: ensure that you have back up for each of the above statements made in this paragraph in the event you are questioned on this by the SEC]

Legal Notice Regarding Forward-Looking Statements

Forward-Looking Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management. Forward-looking statements are generally, but not always, identified by the words "expects," "plans," "anticipates," "believes," "intends," "estimates," "projects," "aims," "potential," "goal," "objective," "prospective," and similar expressions or that events or conditions "will," "would," "may," "can," "could" or "should" occur. Forward-looking statements in this news release include:  that Angstrom intends to officially change its name to “Angstrom Microsystems Corp.” to properly reflect its new business direction; that we believe we are now able to move the company forward in a positive direction to help create shareholder value; and that the server market alone is a several-billion-dollar industry and the fact that we believe Angstrom Microsystems Inc., addresses a bourgeoning problem within this industry offers even more value and opportunity to our company.

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results include the Company's ability to raise financing for operations, breach by parties with whom we have contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, and unanticipated problems with our technology. Additional information on risks for the Company can be found in our periodic filings filed with the US Securities and Exchange Commission at www.sec.gov.